Exhibit 5.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

June 27, 2022

Vector Holding, LLC 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808

Ladies and Gentlemen:

We have acted as special legal counsel to Vector Holding, LLC, a Delaware limited liability company (“New CCNB”), in connection with the Registration Statement on Form S-4, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 18, 2022, as amended and supplemented through the date hereof pursuant to the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”), relating to the Business Combination Agreement, dated December 9, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among CC Neuberger Principal Holdings II, a Cayman Islands exempted company (“CCNB”), New CCNB, Vector Domestication Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of New CCNB (“Domestication Merger Sub”), Vector Merger Sub 1, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB (“G Merger Sub 1”), Vector Merger Sub 2, LLC, a Delaware limited liability company and wholly-owned subsidiary of CCNB (“G Merger Sub 2”), Griffey Global Holdings, Inc., a Delaware corporation (“Getty Images”), and solely for limited purposes expressly set forth therein, Griffey Investors, L.P., a Delaware limited liability company.

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In connection with the Business Combination, (a) on the business day prior to the closing of the Business Combination (the “Closing”), New CCNB will convert from a Delaware limited liability company to a Delaware corporation (the “Statutory Conversion”) and will file a certificate of incorporation (the “Pre-Closing Certificate of Incorporation”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), (b) on the day of and prior to the Closing, CCNB will merge with and into Domestication Merger Sub, with Domestication Merger Sub surviving (the “Domestication Merger”), and as a result (i) each Class A ordinary share, par value $0.0001, of CCNB (the “CCNB Class A Ordinary Shares”) will be converted into one share of Class A common stock, par value $0.0001, of New CCNB (the “New CCNB Class A Shares”), (ii) each Class B ordinary share, par value $0.0001, of CCNB (the “CCNB Class B Ordinary Shares”) will be converted into one share of Class B common stock, par value $0.0001, of New CCNB (the “New CCNB Class B Shares”) and (iii) each warrant of CCNB will cease to represent a right to acquire a CCNB Class A Ordinary Share and instead will represent a right (the “New CCNB Warrants”) to acquire one New CCNB Class A Share (the “Warrant Shares”), (c) at the Closing, New CCNB will amend and restate the Pre-Closing Certificate of Incorporation (the “Post-Closing Certificate of Incorporation”) pursuant to which, the New CCNB Class B Shares will be divided into (i) shares of Series B-1 common stock, par value $0.0001 per share (the “New CCNB Series B-1 Common Shares”) and (ii) shares of Series B-2 common stock, par value $0.0001 per share (the “New CCNB Series B-2 Common Shares”), and (d) at the Closing, (i) G Merger Sub 1 will merge with and into Getty Images (the “First Getty Merger”), with Getty Images surviving as a subsidiary of Domestication Merger Sub and an indirect subsidiary of New CCNB, and (ii) Getty Images will merge with and into G Merger Sub 2 (the “Second Getty Merger” and together with the First Getty Merger, the “Getty Mergers”), with G Merger Sub 2 surviving as a direct subsidiary of Domestication Merger Sub and an indirect subsidiary of New CCNB, and as result of which, the equityholders of Getty Images will be issued (I) New CCNB Class A Shares (the “Rollover Shares”), and (II) New CCNB Class A Shares issuable upon the occurrence of certain triggering events as described in the Registration Statement (the “Earn-Out Shares”). In connection with the Closing, New CCNB will change its name to “Getty Images Holdings, Inc.”

This opinion is being rendered in connection with the registration under the above-referenced Registration Statement of (i) 155,199,796 shares of New CCNB Class A Shares, consisting of (a) 82,800,000 shares to be issued to holders of CCNB Class A Ordinary Shares, (b) 20,560,000 shares to be issued to holders of CCNB Class B Ordinary Shares, (c) 44,868,181 Rollover Shares, (d) 1,831,615 Earn-Out Shares and (e) 5,140,000 shares to be issued upon conversion of New CCNB Series B-1 Common Shares and New CCNB Series B-2 Common Shares (the “Conversion Shares”), (ii) 2,570,000 New CCNB Series B-1 Common Shares, (iii) 2,570,000 New CCNB Series B-2 Common Shares, (iv) 39,260,000 New CCNB Warrants and (v) 39,260,000 Warrant Shares.

In connection with the preparation of this opinion, we have, among other things, read:

(a)	a copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(b)	the Registration Statement;

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(c)	the form of Pre-Closing Certificate of Incorporation of New CCNB, to be filed with the Delaware Secretary of State, in the form filed as Exhibit 3.1 to the Registration Statement;

(d)	the form of Post-Closing Certificate of Incorporation of New CCNB, to be filed with the Delaware Secretary of State, in the form filed as Exhibit 3.3 to the Registration Statement;

(e)	the form of proposed bylaws of New CCNB, in the form filed as Exhibit 3.4 to the Registration Statement;

(f)	a copy of the Warrant Agreement, by and between CCNB and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), dated August 4, 2020 (the “Warrant Agreement”);

(g)	the form of Warrant Assignment, Assumption and Amendment Agreement, to be entered into by and between CCNB, New CCNB and the Warrant Agent in connection with the consummation of the Business Combination (the “Warrant Assignment Agreement”), in the form filed as Exhibit 4.4 to the Registration Statement;

(h)	the Specimen Common Stock Certificate of New CCNB (the “Common Stock Certificate”), in the form filed as Exhibit 4.1 to the Registration Statement;

(i)	the Specimen Warrant Certificate of New CCNB (the “Warrant Certificate”), in the form filed as Exhibit 4.2 to the Registration Statement;

(j)	the form of proposed domestication certificate of merger of CCNB and Domestication Merger Sub, to be filed with the Delaware Secretary of State, in connection with the Domestication Merger;

(k)	the form of proposed certificate of merger of G Merger Sub 1 and Getty Images, to be filed with the Delaware Secretary of State, in connection with the First Getty Merger;

(l)	the form of proposed certificate of merger of Getty Images and G Merger Sub 2, to be filed with the Delaware Secretary of State, in connection with the Second Getty Merger; and

(m)	such other documents, records and other instruments as we have deemed necessary or appropriate in order to deliver the opinions set forth herein.

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For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto (other than New CCNB). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of New CCNB and others as to factual matters.

Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this opinion, we advise you that:

1.	Upon (i) the effectiveness of the Domestication Merger and (ii) the filing of the Pre-Closing Certificate of Incorporation with the Delaware Secretary of State, the issued and outstanding CCNB Class A Ordinary Shares will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable New CCNB Class A Shares.

2.	Upon (i) the effectiveness of the Domestication Merger, (ii) the filing of each of the Pre-Closing Certificate of Incorporation and the Post-Closing Certificate of Incorporation with the Delaware Secretary of State and (iii) the consummation of the Business Combination, the issued and outstanding CCNB Class B Ordinary Shares will convert into (A) 20,560,000 duly authorized, validly issued, fully paid and non-assessable New CCNB Class A Shares, (B) 2,570,000 duly authorized, validly issued, fully paid and non-assessable New CCNB Series B-1 Common Shares and (C) 2,570,000 duly authorized, validly issued, fully paid and non-assessable New CCNB Series B-2 Common Shares.

3.	Upon (i) the effectiveness of the Getty Mergers and (ii) the filing of the Pre-Closing Certificate of Incorporation, the Rollover Shares will be duly authorized, validly issued, fully paid and non-assessable.

4.	Upon (i) the effectiveness of the Getty Mergers and (ii) the filing of the Pre-Closing Certificate of Incorporation, upon issuance, the Earn-Out Shares will be duly authorized, validly issued, fully paid and non-assessable.

5.	Upon (i) the effectiveness of the Domestication Merger, (ii) the filing of each of the Pre-Closing Certificate of Incorporation and the Post-Closing Certificate of Incorporation with the Delaware Secretary of State, (iii) the consummation of the Business Combination and (iv) the conversion of the New CCNB Series B-1 Common Shares or New CCNB Series B-2 Common Shares into Conversion Shares, as applicable, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable.

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6.	Upon (i) the consummation of the Business Combination, (ii) the filing of the Post-Closing Certificate of Incorporation with the Delaware Secretary of State and (iii) the execution of the Warrant Assignment Agreement, each New CCNB Warrant will be a valid and binding obligation of New CCNB, enforceable against New CCNB in accordance with its terms under the laws of the State of New York.

7.	Upon (i) the consummation of the Business Combination, (ii) the filing of the Post-Closing Certificate of Incorporation with the Delaware Secretary of State, (iii) the execution of the Warrant Assignment Agreement and (iv) the exercise by the holders of warrants and the payment of the exercise price for the warrant shares pursuant to the Warrant Agreement, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

In addition, in rendering the foregoing opinions we have assumed that:

(a)	prior to effecting the Domestication Merger and prior to the issuance of securities by New CCNB, (i) the shareholders of CCNB will have approved, among other things, the Domestication Merger and (ii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication Merger, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication Merger will have been obtained;

(b)	the current draft of the Pre-Closing Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the Delaware General Corporation Law ( the “DGCL”), that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Pre-Closing Certificate of Incorporation will be, filed by or in respect of CCNB with the Delaware Secretary of State and that CCNB will pay all fees and other charges required to be paid in connection with the filing of the Pre-Closing Certificate of Incorporation;

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(c)	the current draft of the Post-Closing Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Pre-Closing Certificate of Incorporation, has been, or prior to the filing of the Post-Closing Certificate of Incorporation will be, filed by or in respect of New CCNB with the Delaware Secretary of State and that New CCNB will pay all fees and other charges required to be paid in connection with the filing of the Post-Closing Certificate of Incorporation; and

(d)	in rendering the opinions in paragraphs 6 and 7 above, we have relied upon the opinion of Maples and Calder that the warrants of CCNB, when initially issued, and the Warrant Agreement, when initially executed, were duly authorized, executed and delivered by CCNB. This opinion is stated in paragraph 3.3 of the opinion letter of Maples and Calder, dated July 23, 2020, filed as Exhibit 5.1 to the registration statement on Form S-1/A filed on July 24, 2020 by CCNB and as Exhibit 5.2 to the Registration Statement.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York and the DGCL. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the DGCL be changed by legislative action, judicial decision or otherwise.

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We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP